EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-1 (Registration No. 333-132399), Form S-1 (Registration No. 333-87218), Form S-1 (Registration No. 333-137802), Form S-1 (333-161382), Form S-1 (333-164778), Form S-1 (333-164872), Form S-1 (333-168357), and Form S-1 (333-168963) of PHL Variable Insurance Company of our report dated March 23, 2012 relating to the financial statements which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

March 23, 2012